                                                                     EXHIBIT 4.3


                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of ______________, by and among Applied Imaging Corp., a Delaware corporation (the "Company"), and the investors listed on Schedule I hereto ("Investors").
                                        ----------

     1.   Purchase and Sale of Stock.  Subject to the terms and conditions of
          --------------------------
this Agreement, Investors agree to purchase at the Initial Closing (as hereinafter defined), and the Company agrees to sell and issue to each of the Investors at the Initial Closing, that number of whole shares of the Company's Common Stock as is determined by dividing the investment amount set forth opposite each Investor's name on Schedule I hereto (collectively, the "Shares")
                                 ----------
by a purchase price per share (the "Purchase Price") equal to $_____. In consideration thereof, the Company shall also issue warrants to the Investors in substantially the form of Exhibit A hereto (the "Warrants" and, together with
                          ---------
the Shares, the "Securities") for the purchase of 33 shares of Common Stock (the "Warrant Shares") for every 100 Shares issued to such Investors hereunder.

          1.1  Initial Closing.  The initial closing of the purchase and sale of
               ---------------
Shares (the "Initial Closing") shall be held at the offices of Georgopoulos Pahlavan & Prince, LLP, 935 Hamilton Avenue, Menlo Park, California ("GP&P"), on ___________ at 9:00 a.m., or at such other time and place upon which the Company and Investors shall agree.

          1.2  Subsequent Closings.  The Company and the Investors agree that at
               -------------------
one or more subsequent closings (collectively, the "Subsequent Closings" and, individually, a "Subsequent Closing"; the Initial Closing and each Subsequent Closing are referred to herein as a "Closing"), the Company may issue and sell shares of Common Stock ("Additional Shares") and warrants to purchase shares of Common Stock in connection with the purchase and sale of Shares at the Initial Closing to one or more investors who meet with the reasonable approval of the Board of Directors of the Company (upon execution of a counterpart to this Agreement, such investors shall for all purposes hereunder and under the Warrants be "Investors"). Each Subsequent Closing shall be held at the offices of GP&P at such times and dates as shall be specified by the Company.

          1.3  Adjustments.  (a)  The Company and the Investors agree that if,
               -----------
in connection with a Subsequent Closing, the Company issues Additional Shares at a purchase price per Additional Share that is less than the Purchase Price hereunder, then the Purchase Price hereunder shall be decreased and the number of Shares purchased by each Investor hereunder shall be increased so as to make the economic terms and conditions of the purchases at each Closing the same (without any decrease in the aggregate proceeds to the Company).

          (b) The Company and the Investors agree that if, in connection with any additional public or private offering of its common stock or any security convertible into its common stock that closes within 270 days after the Initial Closing, the Company issues Additional Shares at a purchase price per Additional Share that is less than the Purchase Price hereunder or issues in connection therewith a greater percentage of additional warrants for the purchase of common stock or any security convertible into its common stock or issues such warrants with a lower exercise price than the warrants issued to the Investors, then the Purchase Price hereunder shall be decreased and the number of Shares purchased by each Investor hereunder shall be increased and/or the number of warrants issued to each Investor in connection herewith shall be increased and/or the exercise price of such warrants issued to each Investor shall be decreased, as the case may be, so as to make the economic terms and conditions of the purchases at each offering the same (without any decrease in the aggregate proceeds to the Company).

          1.4  Delivery. Within three days of the applicable Closing, the
               --------
Company shall deliver to the Investors a certificate representing the Shares being purchased thereby and Warrants against payment of the purchase price therefor by wire transfer to an escrow account held by Wells Fargo Bank Minnesota, National Association, (the "Agent"). Wire instructions are included in Exhibit B hereto.
   ---------

     2.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to Investors that, except as set forth in the Schedule of Exceptions attached hereto as Schedule II:
                                 -----------

          2.1  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in the State of California. Such qualification is not presently required in any other jurisdiction where a failure to so qualify would have a material adverse effect on the Company.

          2.2  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 20,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock of which 13,842,037 shares of Common Stock were issued and outstanding as of October 31, 2000. No shares of Preferred Stock are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company had options to purchase 1,927,105 shares of its Common Stock issued and outstanding as of October 31, 2000 under its 1998 Incentive Stock Option Plan, Amended and Restated 1988 Incentive Stock Option Plan and Directors Option Plan. The Company has reserved 144,395 shares of Common Stock for issuance under its Employee Stock Purchase Plan. Except as disclosed in the Company SEC Documents (as defined below), there are no other options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company.

          2.3 Authority. The Company has full power and authority to execute and
              ---------
deliver this Agreement, and to consummate the transactions contemplated by this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by this Agreement and the performance of all obligations of the Company under this Agreement, has been taken. This Agreement, upon execution and delivery by the Company and assuming the due and proper execution and delivery by Investor, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

          2.4 Valid Issuance of Common Stock. The Common Stock to be sold hereby
              ------------------------------
has been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The issuance and sale by the Company of Common Stock and Warrants pursuant to this Agreement are not subject to any preemptive or other subscription or purchase rights of any Person. For purposes of this Agreement, "Person" shall mean an individual, a corporation, a partnership (general or limited), a joint venture, an association, an organization, a trust or any other entity.

          2.5 Governmental Consents. Other than compliance with the Securities
              ---------------------
Act of 1933, as amended (the "Act") and such filings as may be required to be made with the National Association of Securities Dealers (the "NASD"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

          2.6 Conflicts. The execution and delivery of this Agreement will not
              ---------
conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which the Company is now obligated.

          2.7 SEC Documents; Material Contracts; Financial Statements. The
              -------------------------------------------------------
Company has filed each statement, annual, quarterly and other report, registration statement and definitive proxy statement ("Company SEC Documents") required to be filed (other than preliminary material) by the Company with the SEC subsequent to November 7, 1996 (the date of effectiveness of the Company's Registration Statement on Form S-1 for the Company's initial public offering of its Common Stock). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by any subsequently filed Company SEC Document. The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

          2.8 Litigation. There is no pending or threatened lawsuit,
              ----------
administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets, taken as a whole, may be bound and which Litigation, if adversely determined, would have a material adverse effect on the Company's assets, liabilities, financial condition or operations.

          2.9 Disclosure. Neither this Agreement nor any agreement, instrument
              ----------
or other documents delivered by the Company to the Investors in connection herewith or filed with the SEC subsequent to November 1996, when read together, contains any untrue statement of a material fact, or, to the knowledge of the Company, omits to state a material fact necessary to be stated, when read together, to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

     3.   Representations and Warranties of the Investors.  Each investor hereby
          -----------------------------------------------
represents and warrants that:

          3.1 Authorization. Such Investor has full power and authority to
              -------------
execute and deliver, and to consummate the transactions contemplated by the applicable Closing and this Agreement. All corporate action on the part of such Investor, its officers, directors and stockholders necessary for (i) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, and (ii) as of the applicable Closing, the performance of all obligations of such Investor under this Agreement, has been taken. This Agreement, upon execution and delivery by such Investor and assuming the due and proper execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

          3.2 Purchase Entirely for Own Account. This Agreement is made with
              ---------------------------------
such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement, such Investor hereby confirms, that the Securities will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

          3.3 Disclosure of Information. Such Investor has received all the
              -------------------------
information it considers necessary or appropriate for deciding whether to purchase the Common Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company.

          3.4 Investment Experience. Such Investor is an investor in securities
              ---------------------
of companies in the development stage and acknowledges that it is able to appropriately identify the inherent risks associated with, and can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. Such Investor has not been organized for the purpose of acquiring the Common Stock.

          3.5 Accredited Investor. Such Investor is an "accredited investor"
              -------------------
within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          3.6 Restricted Securities. Such Investor understands that the
              ---------------------
Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7 Further Limitations on Disposition. Without in any way limiting
              ----------------------------------
the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 provided and to the extent this Section is applicable, and:

              (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

              (b) If reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          3.8 Legends. Each certificate or instrument representing Shares shall
              -------
bear legends in substantially the following forms:

              (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') AND ARE 'RESTRICTED SECURITIES' AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

              (ii) Any other legends required by California law or other applicable blue sky or state securities laws.

The Company need not register a transfer of any Shares, and may also instruct its transfer agent not to register a transfer of any Shares, unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

     4.  Registration Rights.
         -------------------

          4.1 Obligations of the Company. (a) The Company shall prepare and file
              --------------------------
with the SEC as soon as practicable, but in no event later than 30 days after the date of the Initial Closing, a registration statement to register under the Act, Shares and Warrant Shares acquired pursuant to this Agreement by the Investors. In the event Shares and/or Warrant Shares are issued pursuant to
Section 1.3(b), the Company shall prepare and file with the SEC as soon as practicable, but in no event later than 30 days after the date of issuance of such Shares and Warrant Shares, a registration statement or an amendment to a registration to register such Shares and Warrant Shares under the Act.

          (b)  The Company shall:

              (i) Use commercially reasonable efforts to cause such registration statement to become effective, and, keep such registration statement effective for a period of up to two years, or such lesser period of time as all of the Shares have been sold or can be sold without restriction under Rule 144;

              (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

              (iii) Furnish to each Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of securities;

              (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by each Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

              (v) Notify each Investor at any time when a prospectus relating to such registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

              (vi) Cause all such securities registered pursuant hereunder to be listed, prior to the date of the first sale of such securities pursuant to such registration, on each securities exchange on which similar securities issued by the Company are then listed.

          4.2 Expenses of Registration.  All expenses, other than underwriting
              ------------------------
discounts and commissions, incurred in connection with the requests for registration pursuant to Section 4.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

          4.3 Indemnification.  In connection with the registration statement
              ---------------
required to be filed by the Company pursuant to this Section 4:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, the officers, directors and partners of each

Investor and each Person, if any, who controls any thereof within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each Investor or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to the extent any such loss, claim, damage, liability or action arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Investor, officer, director, partner or controlling Person expressly for use in connection with such registration.

               (b) To the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, any placement agent, and any controlling Person of any such placement agent or Investor, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Investor expressly for use in connection with such registration; and each Investor will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 4.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Investor, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 4.4(b) exceed the gross proceeds from the offering received by such Investor.

               (c) Promptly after receipt by an indemnified party under this
Section 4.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.4.

               (d) If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

               (e) The obligations of the Company and Investor under this
Section 4.4 shall survive the completion of any offering of securities in a registration statement under this Section 5, and otherwise.

     5.  Conditions of Each Investor's Obligations at Closing.  The obligations
         ----------------------------------------------------
of each Investor under subsection 1.2 of this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions, the waiver of which shall not be effective without each Investor's consent thereto:

          5.1 Representations and Warranties. The representations and warranties
              ------------------------------
of the Company contained in Section 2 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2 Performance. The Company shall have performed and complied with
              -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing.

          5.3 Qualifications. All authorizations, approvals, or permits, if any,
              --------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the applicable Closing.

          5.4 Proceedings and Documents. All corporate and other proceedings in
              -------------------------
connection with the transactions contemplated at the applicable Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          5.5  Warrants.  The Company shall execute and deliver the Warrants.
               --------

          5.6 Opinion of Company Counsel. The Investors shall have received an
              --------------------------
opinion from counsel to the Company in form and substance reasonably satisfactory to the Investors.

     6. Conditions of the Company's Obligations at Closing. The obligations
        --------------------------------------------------
of the Company to each Investor under this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions by each Investor:

          6.1 Representations and Warranties. The representations and warranties
              ------------------------------
of Investors contained in Section 3 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2 Payment of Purchase Price. Each Investor shall have delivered the
              -------------------------
purchase price specified in Section 1.

          6.3 Qualifications. All authorizations, approvals, or permits, if any,
              --------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the applicable Closing.

     7.  Miscellaneous.
         -------------

          7.1 Survival of Warranties. The warranties, representations and
              ----------------------
covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive for one year after the execution and delivery of this Agreement and the Initial Closing.

          7.2 Assignment; Successors and Assigns. No provision of this Agreement
              ----------------------------------
may be assigned (other than to an affiliate of any Investor), without the prior written consent of the other parties hereto. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3 Governing Law. This Agreement shall be governed by and construed
              -------------
under the laws of the State of New York as applied to agreements among California residents entered into and to be performed entirely within California.

          7.4 Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.5 Titles and Subtitles. The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6 Notices, etc. All notices and other communications required or
              ------------
permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address as follows:

     Company:

     Applied Imaging Corp.
     2380 Walsh Avenue, Building B
     Santa Clara, CA 95051
     Facsimile:  (408) 562-0264
     Attention:  President
     with a copy to:

               Georgopoulos Pahlavan & Prince, LLP
               935 Hamilton Avenue
               Menlo Park, CA 94025
               Facsimile:  (650) 473-9060
               Attention:  Paul G. Prince

     Investors:

               To the facsimile number or address for each respective Investor set forth in Schedule I hereto.
                            ----------

     Placement Agent:

               H.C. Wainwright & Co., Inc.
               One Boston Place
               Boston, MA 02108
               Facsimile:  617-788-9520
               Attention:  Edward P. Crouch, Managing Director and
                           Anne Buckley, Counsel

or to such other facsimile number or address provided to the parties to this Agreement in accordance with this Section 7.6. Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or 3 days after deposit in the mails (as determined by reference to the postmark).

          7.7 Finder's Fee. Except for H.C. Wainwright & Co., Inc., no Person
              ------------
has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity based upon obligations incurred by the Company.

          7.8 Expenses. Irrespective of whether any Closing is effected, each
              --------
party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9 Amendments and Waivers. Any term of this Agreement may be amended
              ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7.10 Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.11 Entire Agreement. This Agreement and the documents referred to
               ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           COMPANY:

                                           APPLIED IMAGING CORP.



                                           By _____________________________
                                              Name:
                                              Title:

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                           INVESTORS:

                                           [NAME OF INVESTOR]




                                           By _____________________________
                                              Name:
                                              Title: